Exhibit 3.1

LA JOLLA PHARMACEUTICAL COMPANY
(the “Corporation”)
BYLAWS
(AMENDED AND RESTATED)
SECTION 1.    OFFICES

Section 1.1    Principal Executive Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California, and the Corporation has one or more business offices in the State of California, the Board of Directors shall fix and designate a principal business office in the State of California. The location of the principal executive office and the principal business office in the State of California may be changed at any time by the Board of Directors.

SECTION 2.    SHAREHOLDERS

Section 2.1    Annual Meeting. An annual meeting of the shareholders for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held between 30 and 150 days following the end of the fiscal year of the Corporation at the place, if any, within or without the State of California, on the date and at the time that the Board of Directors shall each year fix. Unless stated otherwise in the notice of the annual meeting of the shareholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 2.2    Advance Notice of Nominations and Proposals of Business.

(a)Nominations of persons for election to the Board of Directors and proposals for business to be transacted by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of record of the Corporation who (A) was a shareholder of record at the time of the giving of the notice contemplated in Section 2.2(b), (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 2.2. Clause (iii) of this Section 2.2 shall be the exclusive means for a shareholder to make nominations or propose other business (other than matters properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Act”)) before an annual meeting of shareholders.

(b)For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.2(a), (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 2.2(c), and (ii) the business must be a proper matter for shareholder action under the California Corporations Code (the “CCC”).

(c)To be timely, a shareholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation a date not less than 90 nor more than 120 days prior to the date of such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 95 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, such written notice must be received by our Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a shareholder must state (i) as to each nominee that the shareholder proposes for election or reelection as a director, (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (B) the class and number of shares of the Corporation’s stock which are beneficially owned by the shareholder and a representation that such shareholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Corporation if so elected; and (ii) as to each proposal that the shareholder seeks to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any shareholders known by such shareholder to be supporting such proposal; (C) the class and number of shares of the Corporation that are beneficially owned by the shareholder and by any other shareholder known by such shareholder to be supporting such matter on the date of such shareholder notice; and (D) any material interest of the shareholder in such business. In addition, the shareholder making such nomination or proposal shall promptly provide any other information reasonably requested by the Corporation. No person will be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2(c) and, notwithstanding anything in these Bylaws to the contrary, no business may be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 2.2(c). This provision will not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business may be acted upon at such meeting unless stated, filed and received as provided herein.

(d)Subject to the articles of incorporation of the Corporation and applicable law, only persons nominated in accordance with procedures stated in this Section 2.2 shall be eligible for election as and to serve as a member of the Board of Directors and the only business that shall be conducted at an annual meeting of shareholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 2.2. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 2.2 and, if any nomination or proposal does not comply with this Section 2.2, unless otherwise required by law, the nomination or proposal shall be disregarded.

(e)For purposes of this Section 2.2, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act.

(f)Notwithstanding the foregoing provisions of this Section 2.2, a shareholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall affect the rights, if any, of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.

Section 2.3    Special Meetings; Notice.

Special meetings of the shareholders of the Corporation may be called only in the manner set forth in the articles of incorporation of the Corporation. Notice of every special meeting of the shareholders of the Corporation shall state the purpose of such meeting. Except as otherwise required by law, the business conducted at a special meeting of shareholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 2.4    Notice of Meetings.

Notice of the place, if any, date and time of all meetings of shareholders of the Corporation, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of shareholders, the purpose of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each shareholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of shareholders of the Corporation by making a public announcement (as defined in Section 2.2(e)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time or place, if any, notice of the place (if any), date and time of the postponed meeting and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed not more than 60 days after initial notice of the meeting was provided in conformity with this Section 2.4.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; however, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which shareholders and proxy holders may be deemed present and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 2.5    Quorum.

At any meeting of the shareholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding capital stock of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the articles of incorporation of the Corporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

Section 2.6    Action by Written Consent.

Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, as specified in Section 195 of the California Corporations Code, setting forth the action so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (i) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than a unanimous written consent shall be given as required by the California Corporations Code and (ii) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.

Section 2.7    Organization.

The Chairman of the Board or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the Chief Executive Officer of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be the person the chairman appoints.

Section 2.8    Conduct of Business.

The chairman of any meeting of shareholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 2.9    Proxies; Inspectors.

(a)At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law.

(b)Prior to a meeting of the shareholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of shareholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 2.10    Voting.

Except as otherwise required by applicable law or by the articles of incorporation of the Corporation, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. All elections of directors shall be determined by a plurality of the votes cast.

Section 2.11    Inspection of Corporate Records.

(a)The accounting books and records, the record of shareholders and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. Demand of inspection shall be made in writing upon the president and chief executive officer, secretary or assistant secretary of the Corporation.

(b)A shareholder or shareholders holding at least five percent, in the aggregate, of the outstanding voting shares of the Corporation or who hold(s) at least one percent of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have (in person, or by agent or attorney) the right to do either or both of the following: (i) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the Corporation, or (ii) to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of the transfer agent’s usual charges, a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Said list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Section 2.12    Stock Options.

Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the Corporation shall not (a) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant, unless (i) pursuant to the Corporation’s 1995 Employee Stock Purchase Plan or (ii) the discount is no more than 15% of fair market value at the time of grant, and then only with respect to non-qualified stock options and in lieu of a reasonable amount of salary and cash bonus, or (b) reduce the exercise price of any stock option granted under any existing or future stock option plan. This Bylaw may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders.

SECTION 3.    BOARD OF DIRECTORS

Section 3.1    Qualifications of Directors; Majority Voting Director Resignation Policy.

(a)    Directors need not be shareholders to be qualified for election or service as a director of the Corporation.

(b)    Notwithstanding the plurality voting standard set forth in Section 2.10, in order for any person to become a member of the Board of Directors, such person must agree to submit upon appointment or first election to the Board of Directors an irrevocable resignation, which shall provide that it shall become effective in the event of a shareholder vote in an uncontested election in which that person does not receive a majority of the votes cast with respect to that person’s election as a director at the earlier of (i) the selection of a replacement director by the Board of Directors, or (ii) 90 days after certification of such shareholder vote. Acceptance by the Board of Directors is not a condition to the effectiveness of the irrevocable resignation. An election shall be contested if, as determined by the Board of Directors, the number of nominees for director exceeds the number of directors to be elected. For purposes of this Section 3.1, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” such director’s election).

Section 3.2    Removal; Resignation.

(a)    The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b)    Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of his most recent election were then being elected.

(c)    Any reduction of the authorized number of directors does not remove any director prior to the expiration of his or her term of office.

(d)    Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation; such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events.

Section 3.3.    Number of Directors, Newly Created Directorships and Vacancies.

The number of directors constituting the Board of Directors shall be not fewer than four and not more than seven, each of whom shall be a natural person. Except for a vacancy created by the removal of a director and as otherwise required by law and subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, by a sole remaining director or by the shareholders of the Corporation. Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders of the Corporation at which the term of office of the class to which they have been elected expires and until the director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. Vacancies created by the removal of a director may be filled only by approval of the shareholders.

Section 3.4    Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 3.5    Special Meetings.

Special meetings of the Board of Directors may be called by the President or by two or more directors then in office and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting shall be given to each director either (a) by mailing written notice thereof not less than five days before the meeting, or (b) by telephone, facsimile or electronic transmission providing notice thereof not less than twenty-four hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.

Section 3.6    Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof.

Section 3.7    Participation in Meetings By Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 3.8    Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in the articles of incorporation of the Corporation or these bylaws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9    Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and shall be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as directors of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall be paid compensation for attending committee meetings and/or have their expenses, if any, of attendance of each meeting of such committee reimbursed.

SECTION 4.    COMMITTEES

Section 4.1    Committees of the Board of Directors.

The Board of Directors may designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 5.    OFFICERS

Section 5.1    Generally.

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, and other officers as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 5.2    President.

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 5.3    Vice President.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.4    Chief Financial Officer.

The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account to the Board of Directors of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform other duties as the Board of Directors may from time to time prescribe.

Section 5.5    Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Section 5.6    Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.7    Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 5.8    Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders or equityholders of, or with respect to any action of, shareholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

SECTION 6.    STOCK

Section 6.1    Certificates of Stock.

Subject to any conditions imposed by California law, shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the CCC. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the Chairman or Vice Chairman of the Board (if any) or the President or a Vice President, and (ii) the Chief Financial Officer or the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares and the class or series of shares owned by such shareholder. Any signatures on a certificate may be by facsimile.

Section 6.2    Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of California) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 6.3    Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity.

Section 6.4    Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 6.5    Record Date.

(a)        In order for the Corporation to determine the shareholders of the Corporation entitled to notice of any meeting of shareholders of the Corporation, the Board of Directors may, except as otherwise required by applicable law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of shareholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)        A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders of the Corporation shall apply to any postponement or adjournment of the meeting, provided, that the Board of Directors may fix a new record date for determination of the shareholders entitled to vote at a postponed or adjourned meeting, and in such case shall also fix the record date of the shareholders entitled to notice of such postponed or adjourned meeting at the same or on an earlier date as that fixed for determination of the shareholders entitled to vote at the postponed or adjourned meeting.

SECTION 7.    NOTICES

Section 7.1    Notices.

If mailed, notice to a shareholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a shareholder at such shareholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders of the Corporation may be given by electronic transmission in the manner provided in Section 601 of the CCC.

Section 7.2    Waivers.

A written waiver of any notice, signed by a shareholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8.    MISCELLANEOUS

Section 8.1    Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary.

Section 8.2    Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 8.3    Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 8.4    Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.5    Annual Reports.

So long as there are fewer than 100 holders of record of the Corporation’s shares, the annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing such reports or as affecting the rights of shareholders to obtain special financial statements as provided by the CCC.

SECTION 9.    AMENDMENTS

New Bylaws may be adopted or these Bylaws may be amended or repealed by shareholders or, except for Section 2.11, by the directors.

SECTION 10.    INDEMNIFICATION

(a)        For the purposes of this Section 10, “director” and “officer” mean any person who (i) is or was a director or officer, respectively, of the Corporation, (ii) is or was serving at the request of the Corporation as a director or officer, respectively, of another foreign or domestic corporation or other enterprise or (iii) was a director or officer, respectively, of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “agent” means any person who (i) is or was a director or officer, (ii) is or was serving at the request of the Corporation as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) was an employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under subsections (d) or (e)(iv) below.

(b)        The Corporation shall indemnify the directors and officers, and may indemnify upon resolution of the Board of Directors of the Corporation any agent, who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer or agent, respectively, of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c)        The Corporation shall indemnify the directors and officers, and may indemnify upon resolution of the Board of Directors of the Corporation any agent, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or agent, respectively, of the Corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section 10(c):

(i)In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

(ii)Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(iii)Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d)        To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in subsection (b) or (c) above, or in defense of any claim, issue or matter therein, said agent shall be indemnified against expenses actually and reasonably incurred by said agent in connection therewith.

(e)        Except as provided in subsection (d) above, any indemnification under this Section 10 shall be made by the Corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subsection (b) or (c) above, by any of the following:

(i)        A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(ii)    If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(iii)    Approval or ratification by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present. For such purpose, the shares owned by the person to be indemnified shall not be entitled to vote thereon; or

(iv)    The court in which such proceeding is or was pending, upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by said agent, attorney or other person is opposed by the Corporation.

(f)        Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 10.

(g)        The indemnification provided in this Section 10 is not exclusive of any other rights which the agents of the Corporation may be entitled under any other provision of these bylaws, agreement, vote of shareholders or disinterested directors, the Articles of Incorporation of the Corporation, as amended from time to time, or otherwise, or pursuant to the laws of California. Such indemnification shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Section 10 shall affect any right to indemnification to which persons other than directors and officers of the Corporation, or any subsidiary thereof, may be entitled by contract or otherwise.

(h)        No indemnification or advance shall be made under this Section 10, except as provided in subsections (d) or (e)(iii) above, in any circumstance where it appears:

(i)    That it would be inconsistent with a provision of the Articles of Incorporation of the Corporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

(ii)    That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i)        Upon and in the event of a determination by the Board of Directors of the Corporation to purchase such insurance, the Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Section 10.

(j)        Notwithstanding anything to the contrary in this Section 10, but subject to the limitations set forth in Sections 204(a)(11) and 317 of the CCC, the directors and officers of the Corporation are hereby indemnified and held harmless from all liability arising from or related to a breach of duty to the Corporation or its shareholders.

Amended: April 29, 2020